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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated August 1, 2005 and January 14, 2005, except as to the restatement described in Note 1, which is as of August 1, 2005, relating to the combined financial statements, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                                /s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado
August 2, 2005